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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
SUBMITTED:  JANUARY 18, 2001


FOR FURTHER INFORMATION, CONTACT:
MEDIA                                       ANALYSTS
-----                                       --------
JERI GRIER         (614) 480-5413           LAURIE COUNSEL        (614) 480-3878
LAURA BOWERS       (614) 480-4433           CHERI GRAY            (614) 480-3803


                      HUNTINGTON BANCSHARES ANNOUNCES 2000
                      FOURTH QUARTER AND FULL YEAR EARNINGS


         COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported fourth quarter earnings of $76.2 million, or $.30 per share, compared with earnings of $107.3 million, or $.42 per share a year ago (excluding the fourth quarter 1999 gain from the sale of its credit card portfolio and special charges). Return on average assets (ROA) was 1.06% and return on average equity (ROE) was 12.89% for the quarter versus 1.47% and 20.20% on an operating basis in the year-ago quarter.

         Net income for the year ended December 31, 2000, totaled $328.4 million, or $1.32 per share, compared with $422.1 million, or $1.65 per share, in 1999. Excluding the impact of the third quarter $32.5 million after-tax leasing charge and the two non-recurring items in the prior year, operating earnings were $360.9 million, or $1.45 per share, in 2000 and $414.4 million, or $1.62 per share, in 1999. On this basis, ROA and ROE were 1.26% and 15.84% versus 1.44% and 19.31% in the prior year.

          "The past year was a difficult one for Huntington, particularly following the record earnings in 1999," said Frank Wobst, chairman and chief executive officer of Huntington Bancshares Incorporated. "The company's net interest margin was under significant pressure from rising market interest rates, a flat yield curve, and a fiercely competitive market for customer deposits. The higher interest rate environment also contributed to a softening in our mortgage banking business."

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         For comparative purposes versus prior periods, all loan growth information in the following paragraph has been adjusted for the impact of the Empire Bank acquisition as well as securitization activities, asset sales, and the vehicle lease residual write-downs.

         Total managed loans increased at an annualized rate of 11% on a linked quarter basis and 9% versus the fourth quarter of 1999. Growth in the consumer portfolio was particularly strong at 16% from the third quarter and 14% compared with the same period last year, with the largest increases in home equity lending and automobile financing. Commercial loans were up 6% on a linked quarter annualized basis and up 3% from a year ago.

         Net interest income totaled $233.1 million for the quarter, down slightly from $235.9 million in the third quarter, reflecting a decline in the net interest margin from 3.74% to 3.70% and flat earning assets. Net interest income for the year was $942.4 million, down from $1,041.8 million in 1999, reflecting a decline in the net interest margin from 4.11% to 3.73%. The decline was caused by a 67 basis point increase in core deposit costs versus a 34 basis point increase in earning asset yields. Earning assets were flat in 2000, reflecting $1.4 billion of loan securitization activity during the year.

         Non-interest income for the quarter was $130.5 million, up from $121.7 million in the preceding three months. Excluding securities gains of $.8 million in the fourth quarter and $11.4 million in the third quarter, non-interest income increased $19.4 million, reflecting income from securitizations and broad-based increases from other areas.

         Non-interest expense totaled $223.9 million in the fourth quarter, an increase of $10.3 million from the previous three months, excluding the aforementioned auto leasing charge. There were three major components of the increase: a $5.4 million increase in operational losses, a $2.0 million seasonal increase in marketing expenses, and a $2.1 million year-end increase in professional services costs. Increases in other operating expense categories were offset by reduced incentive compensation expenses.

         Regarding credit quality, reported net charge-offs, as a percent of average loans, totaled .50% in the recent three months, versus .46% in the previous quarter. For the full year, net charge-offs were .40%, unchanged from 1999. Non-performing assets increased $16.9 million from the third quarter to $105.4 million, representing .51% of total loans and other real estate at

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year-end. At year-end, the allowance for loan losses was 1.45% of total loans, unchanged from the prior quarter and year.

         Capital ratios remain healthy. The equity to assets ratio increased from 7.52% at the end of 1999 to 8.27% at the end of 2000. This improvement was driven by a more efficient balance sheet, reflecting loan securitizations and sales of lower-yielding investment securities during the year. Huntington's capital ratios continue to exceed regulatory requirements for a "well-capitalized" institution.

         A conference call to discuss fourth quarter and full year results will be held today at 2:00 p.m. Eastern and will be available via a live Internet Webcast at www.streetfusion.com. The slides for the conference call, along with management's comments, will be filed with the Securities and Exchange Commission on Form 8-K.

         A version of this press release containing supplemental tables is available via PR Newswire's Fax-on-Demand system. Please call (800) 753-0352 and enter extension 756. The financial tables are also included in the 8-K mentioned above as well as at www.huntington-ir.com. For faxed copies of all other news releases, please call (800) 758-5804 extension 423276.

         Huntington Bancshares Incorporated is a $29 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 135 years of serving the financial needs of its customers. Huntington provides innovative products and services through over 600 offices in Florida, Indiana, Kentucky, Maryland, Michigan, New Jersey, Ohio and West Virginia. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong. Huntington also offers products and services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank, and through its network of more than 1,400 ATMs. FORWARD-LOOKING STATEMENT
DISCLOSURE:

         This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and

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uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the successful integration of acquired businesses; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

                                       ###
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
                                           HUNTINGTON BANCSHARES INCORPORATED
                                            CONSOLIDATED COMPARATIVE SUMMARY
                                        (in thousands, except per share amounts)

-----------------------------------------------------------------------------------------------------------------------
                                           CONSOLIDATED RESULTS OF OPERATIONS
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
                                                THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                   DECEMBER 31,                           DECEMBER 31,
                                              ---------------------   CHANGE       -------------------------    CHANGE
                                                2000         1999        %            2000           1999         %
                                              --------     --------   ------       ----------     ----------    ------
Interest Income                               $537,661     $515,516      4.3%      $2,108,505     $2,026,002       4.1%
Interest Expense                               304,595      262,854     15.9        1,166,073        984,240      18.5
                                              --------     --------                ----------     ----------
Net Interest Income                            233,066      252,662     (7.8)         942,432      1,041,762      (9.5)
Provision for Loan Losses                       32,548       20,040     62.4           90,479         88,447       2.3
Non-Interest Income                            129,704      114,338     13.4          456,458        452,073       1.0
Securities Gains                                   845        7,905     N.M.           37,101         12,972      N.M.
Gains on Sales of Credit Cards                      --      108,530     N.M.               --        108,530      N.M.
Non-Interest Expense                           223,850      204,895      9.3          835,617        815,328       2.5
Special Charges                                     --       96,791     N.M.           50,000         96,791     (48.3)
Provision for Income Taxes                      30,995       46,769    (33.7)         131,449        192,697     (31.8)
                                              --------     --------                ----------     ----------
NET INCOME                                    $ 76,222     $114,940    (33.7)%     $  328,446     $  422,074     (22.2)%
                                              ========     ========    =====       ==========     ==========
OPERATING EARNINGS (1)
----------------------
   Net Income                                 $ 76,222     $107,310    (29.0)%     $  360,946     $  414,444     (12.9)%
                                              ========     ========    =====       ==========     ==========
     Net Income per Common Share (2)
             Diluted                          $   0.30     $   0.42    (28.6)%     $     1.45     $     1.62     (10.5)%
             Diluted--Cash Basis (3)          $   0.34     $   0.45    (24.4)%     $     1.57     $     1.74      (9.8)%
     Return On:
             Average Total Assets                 1.06%        1.47%                     1.26%          1.44%
             Average Shareholders' Equity        12.89%       20.20%                    15.84%         19.31%

PER COMMON SHARE AMOUNTS - REPORTED (2)
---------------------------------------

     Net Income per Common Share--Diluted     $   0.30     $   0.45    (33.3)%     $     1.32     $     1.65     (20.3)%
     Cash Dividends Declared                  $   0.20     $   0.18     11.1%      $     0.76     $     0.68      11.8%

     Shareholders' Equity (period end)        $   9.43     $   8.67      8.8%      $     9.43     $     8.67       8.8%

AVERAGE COMMON SHARES - DILUTED (2)            251,401      254,183     (1.1)%        249,570        255,647      (2.4)%

-----------------------------------------------------------------------------------------------------------------------
                                                 KEY PERFORMANCE RATIOS
-----------------------------------------------------------------------------------------------------------------------
                                                THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                   DECEMBER 31,                           DECEMBER 31,
                                              ---------------------                -------------------------
                                                2000         1999                     2000           1999
                                              --------     --------                ----------     ----------
Return On:
  Average Total Assets                           1.06%        1.57%                     1.14%          1.47%
  Average Shareholders' Equity                  12.89%       21.64%                    14.41%         19.66%
Efficiency Ratio                                58.48%       52.97%                    56.19%         51.76%
Net Interest Margin                              3.70%        3.94%                     3.73%          4.11%
Average Equity/Average Assets                    8.21%        7.27%                     7.94%          7.47%

-----------------------------------------------------------------------------------------------------------------------
                                        CONSOLIDATED STATEMENT OF CONDITION DATA
-----------------------------------------------------------------------------------------------------------------------
                                              THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                  DECEMBER 31,                           DECEMBER 31,
                                           -------------------------    CHANGE     -------------------------    CHANGE
                                             2000             1999         %          2000           1999         %
                                           --------         --------    ------     ----------     ----------    ------
Average Total Loans                         $20,489,983    $20,513,235   (0.1)%   $20,668,581    $20,088,542      2.9%
Average Total Deposits                      $19,511,274    $19,422,791    0.5     $19,689,504    $19,207,347      2.5
Average Total Assets                        $28,654,483    $28,997,211   (1.2)    $28,720,508    $28,739,450     (0.1)
Average Shareholders' Equity                $ 2,352,612    $ 2,107,526   11.6     $ 2,279,230    $ 2,146,735      6.2

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                                     REGULATORY CAPITAL RATIOS (4) AND ASSET QUALITY
-----------------------------------------------------------------------------------------------------------------------
                                  AT DECEMBER 31,                                                  AT DECEMBER 31,
                               --------------------                                             --------------------
                                 2000         1999                                                2000         1999
                               --------     -------                                             --------     -------
Tier I Risk-Based Capital       7.20%         7.52%     Non-performing loans (NPLs)              $93,984     $83,070
                                                        Total non-performing assets (NPAs)      $105,397     $98,241
Total Risk-Based Capital       10.46%        10.72%     Allowance for loan losses/total loans       1.45%       1.45%
                                                        Allowance for loan losses/NPLs            316.95%     360.31%
Tier I Leverage                 6.93%         6.72%     Allowance for loan losses and other
                                                              real estate/NPAs                    279.16%     299.85%

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

(1) Reported results, as adjusted, exclude the impact of gains from sale of credit card portfolios and special charges, net of related taxes.

(2)  Adjusted for stock splits and stock dividends, as applicable.


(3) Tangible or "Cash Basis" net income excludes amortization of goodwill and other intangibles, net of income taxes.

(4)  Estimated.

N.M. - Not Meaningful